Exhibit 10.15

SECOND AMENDMENT TO

EMPLOYMENT AGREEMENT

AS OF JANUARY 10, 2003

WHEREAS, Casual Male Retail Group, Inc., (formerly Designs, Inc., “CMRG”) and Dennis R. Hernreich (“Executive”) entered into a certain Employment Agreement dated as of August 14, 2000, as amended by Letter Agreement dated April 25, 2001 (hereinafter referred to as the “Agreement”); and

WHEREAS, Company and Executive wish to amend, modify and/or restate certain terms, provisions, conditions, and covenants of the Agreement.

NOW, THEREFORE, in consideration of the foregoing, and of the promises, covenants, conditions and agreements contained herein, and for One Dollar ($1.00) and for other good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, the Company and Executive hereby agree to amend the Agreement as follows:

1.	Section 2 of the Agreement is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:

“2.	TERM

The initial term of employment under this Agreement shall begin on September 4, 2000 (“Employment Date”) and shall continue for a period of three (3) years from that date subject to prior termination in accordance with the terms hereof. This Agreement shall automatically be extended for an additional one (1) year term on each anniversary date of the Employment Date unless either party shall give the other at least ninety (90) days written notice prior to such anniversary date that it will not renew this Agreement.”

2.	Section 3(a) of the Agreement is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:

“3.	COMPENSATION

(a) As compensation for the employment services to be rendered by Executive hereunder, the Company agrees to pay to Executive, and Executive agrees to accept, payable in equal installments in accordance with Company practice, an annual base salary of $375,000, effective as of September 1, 2002.”

3.	Except as herein specifically modified and amended, all of the terms, provisions, conditions, and covenants of the Agreement shall continue in full force and effect and shall be deemed unchanged except to the extend modified and amended herein.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Employment Agreement as a sealed instrument, in any number of counterpart copies, each of which shall be deemed an original for all purposes, as of the day and year first written above.

CASUAL MALE RETAIL GROUP, INC. (Company)

By:	/s/ David A. Levin	January 29, 2003
	David A. Levin President and Chief Executive Officer	Date

By:	/s/ Arlene C. Feldman	January 27, 2003
	Arlene C. Feldman Assistant Secretary	Date

EXECUTIVE

	/s/ Dennis R. Hernreich	January 27, 2003
	Dennis R. Hernreich	Date